Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have issued our reports dated June 27, 2007, accompanying the financial statements and supplemental information of the Material Sciences Corporation Savings and Investment Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Material Sciences Corporation on Form S-8 (File No. 33-81064, effective July 1, 1994).

/s/ GRANT THORNTON LLP

Chicago, Illinois

June 27, 2007